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                                                                   EXHIBIT 10.15



                          AMENDMENT AND LIMITED WAIVER
                              TO SECURITY AGREEMENT


         This Amendment and Limited Waiver to Security Agreement (Accounts Receivable, Inventory and Equipment) (this "Amendment") dated as of February 13, 2002, is entered into by and between GALAXY NUTRITIONAL FOODS, INC. ("Borrower") and FINOVA CAPITAL CORPORATION ("FINOVA"), in reference to that certain Security Agreement (Accounts Receivable, Inventory and Equipment) between them dated November 1, 1996 (as amended from time to time, the "Loan Agreement"; capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Loan Agreement).

         A. FINOVA currently provides financial accommodations to Borrower pursuant to the terms of the Loan Agreement.

         B. Borrower has notified FINOVA that Events of Default have occurred under the Loan Agreement due to Borrower's failure to comply with the minimum Total Debt Service Coverage Ratio and the Capital Expenditure limitations set forth therein.

         C. Borrower has requested that FINOVA grant a waiver of the Events of Default and amend the Loan Agreement as provided herein. FINOVA consents to Borrower's requests on the terms and subject to the conditions set forth in this Amendment.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Waiver. FINOVA hereby waives Borrower's duty to comply with the minimum ratio of Operating Cash Flow/Actual to Total Contractual Debt Service set forth in Section 6.18 of the Loan Agreement for the fiscal quarter ended December 31, 2001. FINOVA also hereby waives Borrower's duty to comply with the Capital Expenditure limitation set forth in Section 6.19 of the Loan Agreement for the twelve (12) months ended December 31, 2001. The limited waivers provided herein shall apply solely to the covenant violations described above as of the periods referenced above. In all other respects, Borrower shall comply with the terms of the Loan Agreement and the instruments, documents and agreements executed in connection therewith, as amended hereby.

         2.       Amendments.  The Loan Agreement is amended as follows:

                  (a) Section 3.1 of the Loan Agreement is deleted in its entirety and replaced with the following:


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                           3.1.     FINOVA is authorized to charge the
                  Borrower's loan account as an advance on the first day of each month as follows (a) all costs and expenses and (b) interest on Borrower's monthly average loan balance (inclusive of all advances made pursuant to paragraph 2.1 of this Agreement, together with all costs and expenses charged to Borrower's account) which shall be payable by Borrower to FINOVA on the Borrower's monthly average Revolving Line of Credit at the per annum Prime Rate (as defined below) plus four percent (4%) per annum (the "Interest Rate"). As used herein, the term "Prime Rate" shall be deemed to mean the prime commercial rate as published from time to time in the Wall Street Journal, in effect on the date hereof (whether or not such rate is the lowest rate available by FINOVA) and as same may be adjusted upwards or downwards from time to time. Any change in the Interest Rate shall become effective on the first day following the day in which the Prime Rate shall have been increased or decreased, as the case may be. The Interest Rate shall be calculated based on a three hundred sixty (360) day year for the actual number of days elapsed and shall be charged to Borrower on all Obligations. All interest charged or chargeable to Borrower shall be deemed as an additional advance and shall become part of the Obligations.


         3. Cash Remittances. In addition to the cash Collection required under Section 5.1 of the Loan Agreement, Borrower shall immediately remit to FINOVA all cash received by Borrower from time to time including, without limitation, any proceeds of any additional equity or subordinated debt raised by Borrower at any time. Such funds may be deposited into the FINOVA sweep account or may be wired directly to FINOVA for next day availability.

         4. Reaffirmation. Except as amended by the terms herein, the Loan Agreement and each of the other documents, instruments and agreements executed and delivered in connection therewith remain in full force and effect in accordance with their terms. If there is any conflict between the terms and conditions of the Loan Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.

         5. Release. Borrower hereby releases, remises, acquits and forever discharges FINOVA and FINOVA's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date and execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the other Loan Documents and the transactions related thereto (all of the foregoing


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hereinafter called the "Released Matters"); provided, however, that the foregoing release shall not apply to discharge FINOVA from any obligations which are expressly imposed upon FINOVA pursuant to the terms of this Amendment, the Loan Agreement, or any of the other Loan Documents, as modified through the date hereof. Borrower acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to FINOVA that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

         6. Borrower reaffirms, ratifies and confirms its Obligations under the Loan Agreement, acknowledges that all the terms and conditions in the Loan Agreement (except as amended herein) remain in full force and effect and further acknowledges that the security interest granted to FINOVA in the Collateral is valid and perfected.

         7. Fee. In consideration of the waiver and amendments granted herein, Borrower shall pay to FINOVA a fee in the amount of $50,000, which shall be deemed fully earned on the date hereof and due and payable in six weekly installments of $8,333.33 beginning on February 14, 2002 and each Thursday thereafter until fully paid.

         8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York.


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         10.      Attorneys' Fees and Waiver of Jury Trial. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the preparation, negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation, enforcement or otherwise concerning its terms, the prevailing party in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party may be entitled. Each of the parties hereto hereby waives any and all rights to a trial by jury in any such action or proceeding.


                                           FINOVA CAPITAL CORPORATION,
                                           a Delaware corporation


                                           By:
                                              ---------------------------------
                                           Print Name:
                                           Title/Capacity:


                                           GALAXY NUTRITIONAL FOODS, INC.
                                           a Delaware corporation


                                           By:
                                              ---------------------------------
                                           Print Name:
                                           Title/Capacity:


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